                                                            Exhibit No. EX-99.b.

                          AMENDED AND RESTATED BY-LAWS

                                       of

                                THE BARRETT FUNDS

                            A Delaware Business Trust

                                    ARTICLE I
                                     OFFICES

     Section 1. PRINCIPAL OFFICE. The principal  executive office of The Barrett
Funds (the "Trust") shall be 565 Fifth Avenue,  New York, New York,  10017.  The board of trustees (the  "Board") may, from time to time,  change the location of the principal  executive  office of the Trust to any place within or outside the
State of Delaware.

     Section 2. OTHER  OFFICES.  The Board may at any time  establish  branch or subordinate  offices  at any place or  places  where  the  Trust  intends  to do business.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of Delaware  designated  by the Board.  In the absence of any such  designation by the Board,  shareholders'  meetings shall be held at the  principal  executive  office of the Trust.  For  purposes  of these
By-Laws,  the term  "shareholder"  shall  mean a record  owner of  shares of the
Trust.

     Section 2. CALL OF MEETING.  A meeting of the shareholders may be called at any time by the Board or by the chairperson of the Board or by the president. If the Trust is required under the Investment  Company Act of 1940, as amended (the
"1940 Act"),  to hold a  shareholders'  meeting to elect  trustees,  the meeting shall be deemed an "annual meeting" for that year for purposes of the 1940 Act.

     Section 3.  NOTICE OF  SHAREHOLDERS'  MEETING.  All  notices of meetings of shareholders  shall be sent or otherwise  given in accordance  with Section 4 of this  Article  II not less than seven (7) nor more than  ninety-three  (93) days before the date of the meeting. The notice shall specify (i) the place, date and hour  of the  meeting,  and  (ii)  the  general  nature  of the  business  to be transacted.  The notice of any meeting at which  trustees are to be elected also shall  include the name of any nominee or nominees who at the time of the notice are intended to be presented for election.  Except with respect to  adjournments as provided  herein,  no business shall be transacted at such meeting other than that specified in the notice.

     Section 4.  MANNER OF GIVING  NOTICE;  AFFIDAVIT  OF NOTICE.  Notice of any
meeting of shareholders shall be given either personally or by first-class mail,
courier,   telegraphic,   facsimile  or   electronic   mail,  or  other  written
communication,  charges prepaid,  addressed to the shareholder at the address of that  shareholder  appearing on the books of the Trust or its transfer  agent or given by the  shareholder  to the Trust for the  purpose of  notice.  If no such address appears on the Trust's books or is given, notice shall be deemed to have
been  given  if  sent  to  that  shareholder  by  first-class   mail,   courier,
telegraphic, facsimile or electronic mail, or other written communication to the
Trust's principal executive office. Notice shall be deemed to have been given at the time when delivered personally,  deposited in the mail or with a courier, or sent  by  telegram,  facsimile,  electronic  mail  or  other  means  of  written communication.

     If any notice addressed to a shareholder at the address of that shareholder appearing  on the books of the Trust is returned to the Trust marked to indicate that the notice to the  shareholder  cannot be  delivered at that  address,  all future  notices  or  reports  shall be deemed to have  been duly  given  without further mailing,  or substantial  equivalent  thereof,  if such notices shall be available  to the  shareholder  on  written  demand  of the  shareholder  at the principal  executive  office of the Trust for a period of one year from the date of the giving of the notice.

     An  affidavit  of the  mailing  or other  means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary or any  transfer  agent of the  Trust  giving  the  notice  and  shall be filed and maintained in the records of the Trust.  Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     Section 5. ADJOURNED MEETING; NOTICE. Any shareholders' meeting, whether or not a quorum is  present,  may be  adjourned  from time to time (and at any time during  the  course of the  meeting)  by a  majority  of the votes cast by those shareholders  present  in  person  or by  proxy,  or by the  chairperson  of the meeting.  Any adjournment may be with respect to one or more proposals,  but not necessarily  all  proposals,  to be voted or acted upon at such  meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a shareholders' meeting prior to adjournment.

     When any  shareholders'  meeting is  adjourned  to  another  time or place, notice need not be given of the adjourned  meeting at which the  adjournment  is taken,  unless a new record date of the adjourned meeting is fixed or unless the adjournment  is for more than one hundred eighty (180) days from the record date set for the  original  meeting,  in which case the Board  shall set a new record date.  If notice of any such  adjourned  meeting  is  required  pursuant  to the preceding sentence,  it shall be given to each shareholder of record entitled to vote at the adjourned  meeting in accordance  with the  provisions of Sections 3 and 4 of this Article II. At any adjourned  meeting,  the Trust may transact any business that might have been transacted at the original meeting.

     Section 6.  VOTING.  The  shareholders  entitled  to vote at any meeting of shareholders  shall be  determined  in  accordance  with the  provisions  of the
Declaration of Trust, as in effect at such time. The  shareholders'  vote may be by voice vote or by ballot;  provided,  however,  that any  election of trustees must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of trustees,  any  shareholder  may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal,  but if the shareholder  fails to specify the number  of shares  which the  shareholder  is voting  affirmatively,  it will be conclusively  presumed that the shareholder's  approving vote is with respect to the total shares that the shareholder is entitled to vote on such proposal.

     Abstentions  and  broker   non-votes  will  be  included  for  purposes  of
determining whether a quorum is present at a shareholders' meeting.  Abstentions and  broker  non-votes  will be  treated  as votes  present  at a  shareholders'
meeting,  but  will  not be  treated  as  votes  cast.  Abstentions  and  broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval,  but will have the same effect as a vote
"against" on proposals requiring a majority of outstanding voting securities for approval.

     Section  7.  WAIVER OF  NOTICE  BY  CONSENT  OF  ABSENT  SHAREHOLDERS.  The
transactions  of a meeting  of  shareholders,  however  called and  noticed  and wherever held, shall be valid as though  transacted at a meeting duly held after regular  call and  notice if a quorum is  present  either in person or by proxy.
Attendance by a person at a meeting shall also  constitute a waiver of notice of that meeting with respect to that person,  except when the person objects at the beginning of the meeting to the transaction of any business  because the meeting is not  lawfully  called or convened  and except that such  attendance  is not a waiver of any right to object to the  consideration  of matters not  included in the notice of the meeting if that  objection is expressly  made at the beginning of the  meeting.  Whenever  notice of a  meeting  is  required  to be given to a shareholder  under the  Declaration of Trust or these By-Laws,  a written waiver thereof,  executed before or after the meeting by such shareholder or his or her attorney thereunto  authorized and filed with the records of the meeting,  shall be deemed equivalent to such notice.

     Section 8. PROXIES.  Every shareholder  entitled to vote for trustees or on any  other  matter  shall  have the right to do so either in person or by one or more agents  authorized by a written proxy signed by the  shareholder  and filed with the secretary of the Trust; provided,  that an alternative to the execution of a written proxy may be permitted as provided in the second  paragraph of this
Section 8. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's  attorney-in-fact.  A validly executed  proxy which does not state that it is  irrevocable  shall  continue in full force and effect  unless (i) revoked by the  shareholder  executing it by a written  notice  delivered to the Trust prior to the exercise of the proxy or by the  shareholder's  execution of a subsequent  proxy or  attendance  and vote in person at the meeting;  or (ii) written notice of the death or incapacity of the shareholder  is  received  by the Trust  before  the  proxy's  vote is  counted;
provided,  however,  that no proxy shall be valid after the expiration of eleven
(11) months from the date of the proxy unless  otherwise  provided in the proxy.
The revocability of a proxy that states on its face that it is irrevocable shall be governed by the  provisions  of the General  Corporation  Law of the State of
Delaware.

     With respect to any shareholders'  meeting, the Board may act to permit the
Trust  to  accept   proxies  by  any   electronic,   telephonic,   computerized,
telecommunications or other reasonable alternative to the execution of a written
instrument   authorizing   the  proxy  to  act,   provided   the   shareholder's
authorization is received within eleven (11) months before the meeting.  A proxy with respect to shares held in the name of two or more Persons shall be valid if executed  by any one of them  unless  at or prior to  exercise  of the proxy the
Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid  unless  challenged  at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

     Section 9. INSPECTORS OF ELECTION. Before any meeting of shareholders,  the
Board may appoint any person other than  nominees for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed,  the  chairperson  of the  meeting  may,  and on the  request  of any shareholder or a shareholder's proxy shall,  appoint an inspector of election at the meeting.  If any person  appointed as inspector  fails to appear or fails or refuses to act,  the  chairperson  of the meeting may, and on the request of any shareholder  or a  shareholder's  proxy  shall,  appoint  a  person  to fill the vacancy.

     The inspector shall:

     (a)  determine  the number of shares  outstanding  and the voting  power of each, the shares  represented at the meeting,  the existence of a quorum and the authenticity, validity and effect of proxies;

     (b) receive votes, ballots or consents;

     (c) hear and determine all  challenges  and questions in any way arising in connection with the right to vote;

     (d) count and tabulate all votes or consents;

     (e) determine when the polls shall close;

     (f) determine the result of voting or consents; and

     (g) do any other acts that may be proper to conduct  the  election  or vote with fairness to all shareholders.

                                   ARTICLE III

                                    TRUSTEES

     Section 1. POWERS.  Subject to the applicable provisions of the Declaration of Trust and these  By-Laws  relating  to action  required to be approved by the shareholders,  the  business  and  affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board.

     Section 2.  NUMBER OF  TRUSTEES.  The number of trustees  constituting  the
Board shall be determined as set forth in the Declaration of Trust.

     Section 3. VACANCIES. Vacancies in the Board may be filled by a majority of the  remaining  trustees,  though  less  than a quorum,  or by a sole  remaining trustee,  unless the Board  calls a meeting of  shareholders  for the purpose of filling such vacancies.  Notwithstanding the above,  whenever and for so long as the Trust is a participant  in or otherwise has in effect a plan under which the
Trust may be deemed to bear expenses of distributing its shares as that practice is described in Rule 12b-1 under the 1940 Act, then the selection and nomination of the trustees who are not  "interested  persons" of the Trust, as that term is defined in the 1940 Act (such trustees are referred to herein as  "Disinterested
Trustees"),  shall be, and is, committed to the discretion of the  Disinterested
Trustees remaining in office.

     Section 4. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the
Board may be held at any place within or outside the State of Delaware  that has been  designated  from  time to  time by the  Board.  In the  absence  of such a designation, regular meetings shall be held at the principal executive office of the Trust. Any meeting,  regular or special, may be held by conference telephone or similar communication equipment, so long as all trustees participating in the meeting  can hear one  another,  and all such  trustees  shall be  deemed  to be present in person at such meeting.

     Section 5. REGULAR  MEETINGS.  Regular  meetings of the Board shall be held without call at such time as shall from time to time be fixed by the Board. Such regular meetings may be held without notice.

     Section 6. SPECIAL MEETINGS.  Special meetings of the Board for any purpose or  purposes  may be called at any time by the  chairperson  of the  Board,  the president, any vice president, the secretary or any two (2) trustees.

     Notice  of the  time and  place  of  special  meetings  shall be  delivered personally or by telephone to each trustee or sent by first-class mail,  courier or telegram,  charges prepaid, or by facsimile or electronic mail,  addressed to each  trustee at that  trustee's  address  as it is shown on the  records of the
Trust. In case the notice is mailed,  it shall be deposited in the United States mail at least seven (7) days before the time of the holding of the  meeting.  In case the notice is  delivered  personally,  by  telephone,  by  courier,  to the telegraph  company,  or by express mail,  facsimile,  electronic mail or similar service,  it shall be delivered at least  forty-eight (48) hours before the time of the holding of the meeting.  Any oral notice given personally or by telephone may be  communicated  either to the  trustee or to a person at the office of the trustee  who the person  giving the notice has reason to believe  will  promptly communicate  it to the  trustee.  The notice need not specify the purpose of the meeting  or the place if the  meeting is to be held at the  principal  executive office of the Trust.

     Section 7. QUORUM.  A majority of the  authorized  number of trustees shall constitute  a quorum  for the  transaction  of  business,  except to  adjourn as provided in Sections 9 and 10 of this Article III. Every act or decision done or made by a majority  of the  trustees  present at a meeting  duly held at which a quorum is present  shall be  regarded  as the act of the  Board,  subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact  business  notwithstanding  the  withdrawal  of trustees if any action  taken is approved by at least a majority of the required quorum for that meeting.

     Section 8. WAIVER OF NOTICE. Notice of any meeting need not be given to any trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting,  or an approval of the minutes.  The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents,  and approvals  shall be filed with the records of the Trust or made a part of the  minutes of the  meeting.  Notice of a meeting  shall also be deemed given to any trustee who attends the meeting without protesting before or at its commencement about the lack of notice to that trustee.

     Section 9. ADJOURNMENT.  A majority of the trustees present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place.

     Section 10. NOTICE OF ADJOURNMENT.  Notice of the time and place of holding an adjourned  meeting need not be given unless the meeting is adjourned for more than seven (7) days,  in which case  notice of the time and place shall be given before the time of the  recommencement  of an adjourned  meeting to the trustees who were present at the time of the adjournment.

     Section 11. FEES AND  COMPENSATION  OF  TRUSTEES.  Trustees  and members of committees  may receive such  compensation,  if any, for their services and such reimbursement  of expenses as may be fixed or  determined  by  resolution of the
Board.  This  Section 11 shall not be  construed  to preclude  any trustee  from serving  the Trust in any other  capacity  as an officer,  agent,  employee,  or otherwise and receiving compensation for those services.

     Section 12. TRUSTEE EMERITUS.  Upon retirement of a trustee,  the Board may elect him or her to the position of Trustee  Emeritus.  A Trustee Emeritus shall serve  for  one  year  and  may be  reelected  by the  Board  from  year to year thereafter.  A Trustee Emeritus shall not vote at meetings of trustees and shall not be held  responsible for actions of the Board but shall receive fees paid to trustees for serving as such.

                                   ARTICLE IV
                                   COMMITTEES

     Section 1. COMMITTEES OF TRUSTEES.  The Board may, by resolution adopted by a  majority  of the  authorized  number  of  trustees,  designate  one  or  more committees,  each  consisting  of two  (2) or more  trustees,  to  serve  at the pleasure of the Board. The Board may designate one or more trustees as alternate members of any committee who may replace any absent member at any meeting of the committee.  Any committee to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:

     (a) the  approval  of any action  which under the  Declaration  of Trust or applicable law also requires  shareholders'  approval or requires  approval by a majority of the entire Board or certain members of the Board;

     (b) the filling of vacancies on the Board or in any committee;

     (c) the fixing of  compensation of the trustees for serving on the Board or on any committee;

     (d) the amendment or repeal of the  Declaration  of Trust or of the By-Laws or the adoption of a new Declaration of Trust or new By-Laws;

     (e) the  amendment  or repeal of any  resolution  of the Board which by its express terms is not so amendable or repealable; or

     (f) the appointment of any other  committees of the Board or the members of these committees.

     Section 2.  MEETINGS AND ACTION OF  COMMITTEES.  Meetings and action of any committee  shall  be  governed  by and held and  taken  in  accordance  with the provisions  of Article III of these  By-Laws,  with such  changes in the context thereof as are  necessary to  substitute  the  committee and its members for the
Board and its members, except that the time of regular meetings of any committee may be determined  either by the Board or by the committee.  Special meetings of any  committee  may also be called by  resolution  of the  Board,  and notice of special  meetings of any committee shall also be given to all alternate  members who shall have the right to attend all meetings of the committee.  The Board may adopt  rules for the  government  of any  committee  not  inconsistent  with the provisions of these By-Laws.

                                    ARTICLE V
                                    OFFICERS

     Section 1.  OFFICERS.  The officers of the Trust shall be a chairperson  of the  Board,  a  president  and  chief  executive  officer,  a  secretary,  and a treasurer.  The Trust may also have, at the discretion of the Board, one or more vice presidents,  one or more assistant vice  presidents,  one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance  with the provisions of Section 3 of this Article V. Any number  of  offices  may be held by the  same  person,  except  the  offices  of president and vice president.

     Section 2. ELECTION OF OFFICERS.  The officers of the Trust shall be chosen by the Board, and each shall serve at the pleasure of the Board,  subject to the rights, if any, of an officer under any contract of employment.

     Section 3. SUBORDINATE OFFICERS.  The Board may appoint and may empower the president  to  appoint  such other  officers  as the  business  of the Trust may require, each of whom shall hold office for such period, have such authority and perform  such duties as are  provided in these  By-Laws or as the Board may from time to time determine.

     Section 4. REMOVAL AND RESIGNATION OF OFFICERS.  Subject to the rights,  if any, of an officer under any contract of employment, any officer may be removed, either with or without cause,  by the Board at any regular or special meeting of the Board,  or by an officer upon whom such power of removal may be conferred by the Board.

     Any officer may resign at any time by giving  written  notice to the Trust.
Any  resignation  shall take effect at the date of the receipt of that notice or at any later time specified in such notice.  Unless otherwise  specified in such notice,  the  acceptance  of the  resignation  shall not be necessary to make it effective.  Any resignation is without  prejudice to the rights,  if any, of the
Trust under any contract to which the officer is a party.

     Section 5. VACANCIES IN OFFICES.  A vacancy in any office because of death, resignation,  removal,  disqualification  or other  cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

     Section 6. CHAIRPERSON OF THE BOARD. The chairperson of the Board shall, if present,  preside at meetings of the Board and  exercise  and perform such other powers and duties as may be from time to time assigned to the chairperson by the
Board or  prescribed  by the By-Laws.  The  chairperson  of the Board shall be a member ex officio  of all  standing  committees.  In the  absence,  resignation, disability or death of the  president,  the  chairperson  shall exercise all the powers and perform all the duties of the president until his or her return, such disability shall be removed or a new president shall have been elected.

     Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board to the  chairperson of the Board,  the president shall be the chief  executive  officer of the Trust and shall,  subject to the control of the
Board, have general  supervision,  direction and control of the business and the officers of the Trust.  In the absence of the chairperson of the Board, he shall preside at all meetings of the shareholders and at all meetings of the Board. He shall have the general  powers and duties of  management  usually  vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board or these By-Laws.

     Section 8. VICE PRESIDENTS.  In the absence or disability of the president, the vice presidents,  if any, in order of their rank as fixed by the Board or if not ranked,  a vice  president  designated  by the Board,  shall perform all the duties of the  president  and when so acting  shall  have all  powers of, and be subject to all the restrictions  upon, the president.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board,  these By-Laws,  the president or the chairperson of the Board.

     Section 9.  SECRETARY.  The secretary shall keep or cause to be kept at the principal  executive  office of the Trust or such  other  place as the Board may direct a book of minutes of all meetings and actions of trustees,  committees of trustees and shareholders with the time and place of holding, whether regular or special,  and if special,  how authorized,  the notice given, the names of those present  at  trustees'  meetings  or  committee  meetings,  the number of shares present or represented at shareholders' meetings, and the proceedings.

     The secretary shall cause to be kept at the principal  executive  office of the Trust or at the  office  of the  Trust's  transfer  agent or  registrar,  as determined  by resolution of the Board,  a share  register or a duplicate  share register showing the names of all shareholders and their addresses,  the number, series and classes of shares held by each,  the number and date of  certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give or cause to be given notice of all meetings of the shareholders  and of the Board required by these By-Laws or by applicable law to be given and shall have such other  powers and perform  such other duties as may be prescribed by the Board or by these By-Laws.

     Section 10.  TREASURER.  The treasurer shall be the chief financial officer of the Trust  and shall  keep and  maintain  or cause to be kept and  maintained adequate  and  correct  books and  records of  accounts  of the  properties  and
business   transactions  of  the  Trust,   including  accounts  of  its  assets,
liabilities, receipts, disbursements,  gains, losses, capital, retained earnings and  shares.  The  books of  account  shall at all  reasonable  times be open to inspection by any trustee.

     The treasurer  shall deposit all monies and other valuables in the name and to the credit of the Trust with such  depositories  as may be  designated by the
Board.  He shall disburse the funds of the Trust as may be ordered by the Board, shall render to the president and trustees, whenever they request it, an account of all of his  transactions  as chief  financial  officer  and of the  financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board or these By-Laws.

                                   ARTICLE VI
                     INDEMNIFICATION OF TRUSTEES, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

     Section  1.  AGENTS,  PROCEEDINGS  AND  EXPENSES.  For the  purpose of this
Article, "agent" means any person who is or was a trustee,  officer, employee or other  agent of this Trust or is or was serving at the request of the Trust as a trustee,  director,  officer,  employee or agent of another  foreign or domestic corporation, partnership, joint venture, trust or other enterprise; "proceeding"
means any threatened,  pending or completed action or proceeding, whether civil, criminal,  administrative  or  investigative;  and  "expenses"  include  without limitation  attorneys'  fees  and  any  expenses  of  establishing  a  right  to indemnification under this Article.

     Section 2.  ACTIONS  OTHER THAN BY TRUST.  The Trust  shall  indemnify  any person  who  was or is a  party  or is  threatened  to be  made a  party  to any proceeding  (other  than an action by or in the right of the Trust) by reason of the fact that such  person is or was an agent of the  Trust,  against  expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection  with such  proceeding if such person acted in good faith and in a manner that such person  reasonably  believed to be in the best interests of the
Trust  and in the case of a  criminal  proceeding,  had no  reasonable  cause to believe  the  conduct  of such  person  was  unlawful.  The  termination  of any proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent  shall not of itself create a presumption  that the person did not act in good faith or in a manner which the person reasonably  believed to be in the best  interests of the Trust or that the person had  reasonable  cause to believe that the person's conduct was unlawful.

     Section 3. ACTIONS BY TRUST.  The Trust shall  indemnify any person who was or is a party or is threatened to be made a party to any threatened,  pending or completed  action by or in the right of the Trust to procure a  judgment  in its favor by  reason of the fact  that the  person is or was an agent of the  Trust, against expenses  actually and reasonably  incurred by that person in connection with the  defense or  settlement  of that  action if that  person  acted in good faith, in a manner that person believed to be in the best interests of the Trust and with such care,  including  reasonable  inquiry,  as an  ordinarily  prudent person in a like position would use under similar circumstances.

     Section 4. EXCLUSION OF  INDEMNIFICATION.  Notwithstanding any provision to the contrary contained herein,  there shall be no right to  indemnification  for any  liability  arising  by reason of  willful  misfeasance,  bad  faith,  gross negligence,  or the reckless  disregard of the duties involved in the conduct of the agent's office with the Trust.

     No indemnification shall be made under Sections 2 or 3 of this Article:

     (a) In respect of any claim,  issue or matter as to which that person shall have been adjudged to be liable in the  performance of that person's duty to the
Trust,  unless  and only to the extent  that the court in which that  action was brought shall determine upon application  that in view of all the  circumstances of the case,  that person was not liable by reason of the disabling  conduct set forth in the  preceding  paragraph  and is fairly  and  reasonably  entitled  to indemnity for the expenses which the court shall determine; or

     (b) In respect of any claim, issue, or matter as to which that person shall have  been  adjudged  to be  liable  on the  basis  that  personal  benefit  was improperly  received by him,  whether or not the benefit resulted from an action taken in the person's official capacity; or

     (c) Of amounts paid in settling or otherwise  disposing of a threatened  or pending  action,  with or without  court  approval,  or of expenses  incurred in defending a threatened or pending action which is settled or otherwise  disposed of without court approval,  unless the required  approval set forth in Section 6 of this Article is obtained.

     Section 5. SUCCESSFUL  DEFENSE BY AGENT. To the extent that an agent of the
Trust has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this  Article or in defense of any claim,  issue or matter therein,  before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in  connection  therewith,  provided  that the Board,  including  a majority who are Disinterested Trustees and not parties to such proceeding, also determines  that based  upon a review of the facts,  the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

     Section  6.  REQUIRED  APPROVAL.  Except as  provided  in Section 5 of this
Article, any indemnification  under this Article shall be made by the Trust only if authorized in the specific case on a determination  that  indemnification  of the  agent  is  proper  in the  circumstances  because  the  agent  has  met the applicable  standard of conduct set forth in Sections 2 or 3 of this Article and is not  prohibited  from  indemnification  because of the disabling  conduct set forth in Section 4 of this Article, by:

     (a) A majority vote of a quorum  consisting of trustees who are not parties to the proceeding and are Disinterested Trustees; or

     (b) A written opinion by an independent legal counsel.

     Section 7.  ADVANCEMENT  OF EXPENSES.  Expenses  incurred in defending  any proceeding  may be advanced  by the Trust  before the final  disposition  of the proceeding  on receipt of an  undertaking  by or on behalf of the agent to repay the amount of the  advance  unless it shall be  determined  ultimately  that the agent is entitled to be indemnified as authorized in this Article,  provided the agent provides a security for his undertaking,  or a majority of a quorum of the
Disinterested Trustees who are not parties to such proceeding, or an independent legal counsel in a written opinion,  determine that based on a review of readily available  facts,  there is reason to believe that said agent ultimately will be found entitled to indemnification.

     Section 8. OTHER  CONTRACTUAL  RIGHTS.  Nothing  contained  in this Article shall affect any right to  indemnification  to which persons other than trustees and officers of the Trust or any subsidiary  thereof may be entitled by contract or otherwise.

     Section 9. LIMITATIONS.  No  indemnification or advance shall be made under this Article,  except as provided in Sections 5 or 6, in any circumstances where it appears:

     (a) That it would be  inconsistent  with a provision of the  Declaration of
Trust,  a resolution of the  shareholders,  or an agreement  which  prohibits or otherwise  limits  indemnification  that was in effect at the time of accrual of the alleged  cause of action  asserted in the  proceeding  in which the expenses were incurred or other amounts were paid; or

     (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section  10.  INSURANCE.  Upon and in the event of a  determination  by the
Board to  purchase  such  insurance,  the  Trust  shall  purchase  and  maintain insurance  on behalf of any agent of the Trust  against any  liability  asserted against or incurred by the agent in such  capacity or arising out of the agent's status as such,  but only to the extent  that the Trust  would have the power to indemnify the agent against that liability under the provisions of this Article.

     Section 11.  FIDUCIARIES  OF EMPLOYEE  BENEFIT PLAN.  This Article does not apply  to any  proceeding  against  any  trustee,  investment  manager  or other fiduciary of an employee  benefit plan in that person's  capacity as such,  even though  that person may also be an agent of the Trust as defined in Section 1 of this  Article.  Nothing  contained  in this  Article  shall  limit  any right to indemnification to which such a trustee,  investment manager, or other fiduciary may be  entitled  by contract or  otherwise  which shall be  enforceable  to the extent permitted by applicable law other than this Article.

                                   ARTICLE VII
                               RECORDS AND REPORTS

     Section 1.  MAINTENANCE AND INSPECTION OF SHARE  REGISTER.  The Trust shall keep at its principal executive office or at the office of its transfer agent or registrar a record of its shareholders, providing the names and addresses of all shareholders  and  the  number,  series  and  classes  of  shares  held  by each shareholder.

     Section 2.  MAINTENANCE AND INSPECTION OF BY-LAWS.  The Trust shall keep at its  principal  executive  office  the  original  or a copy of these  By-Laws as amended from time to time, which shall be open to inspection by the shareholders at all reasonable times during office hours.

     Section 3.  MAINTENANCE  AND  INSPECTION OF OTHER  RECORDS.  The accounting books and records and minutes of proceedings of the  shareholders  and the Board and any  committee  or  committees  of the Board  shall be kept at such place or places  designated  by the Board or in the absence of such  designation,  at the principal  executive  office of the Trust.  The minutes shall be kept in written form and the  accounting  books and records shall be kept either in written form or in any other form capable of being  converted into written form. The minutes, accounting books and records shall be open to inspection upon the written demand of any  shareholder  or holder of a voting trust  certificate  at any reasonable time  during  usual  business  hours for a  purpose  reasonably  related  to the holder's  interests  as a  shareholder  or  as  the  holder  of a  voting  trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

     Section 4.  INSPECTION  BY TRUSTEES.  Every trustee shall have the absolute right at any  reasonable  time to inspect all books,  records,  and documents of every kind and the  physical  properties  of the  Trust.  This  inspection  by a trustee  may be made in  person  or by an agent  or  attorney  and the  right of inspection includes the right to copy and make extracts of documents.

                                  ARTICLE VIII
                                    DIVIDENDS

     Section  1.  DECLARATION  OF  DIVIDENDS.   Dividends  upon  the  shares  of
beneficial  interest  of  the  Trust  may,  subject  to  the  provisions  of the
Declaration of Trust, if any, be declared by the Board at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the Trust.

     Section 2. RESERVES.  Before payment of any dividend there may be set aside out of any funds of the Trust  available for  dividends  such sum or sums as the
Board may,  from time to time,  in its  absolute  discretion,  think proper as a reserve  fund  to  meet  contingencies,  or  for  equalizing  dividends,  or for repairing or maintaining any property of the Trust, or for such other purpose as the Board shall deem to be in the best interests of the Trust, and the Board may abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX
                                 GENERAL MATTERS

     Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other  orders for payment of money,  notes or other  evidences  of  indebtedness issued in the name of or payable  to the Trust  shall be signed or  endorsed  by such  person  or  persons  and in such  manner  as from  time to time  shall  be determined by resolution of the Board.

     Section 2. CONTRACTS AND INSTRUMENTS;  HOW EXECUTED.  The Board,  except as otherwise  provided in these  By-Laws,  may authorize any officer or officers or agent or agents,  to enter into any  contract or execute any  instrument  in the name of and on behalf of the Trust and this authority may be general or confined to  specific  instances;  and unless so  authorized  or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or  authority to bind the Trust by any  contract or  engagement  or to pledge its credit or to render it liable for any purpose or for any amount.

     Section 3.  CERTIFICATES  FOR SHARES.  A certificate  or  certificates  for shares  of  beneficial  interest  in any  series of the Trust may be issued to a shareholder  upon his request when such shares are fully paid. All  certificates shall be signed in the name of the Trust by the  chairperson of the Board or the president or vice  president and by the  treasurer or an assistant  treasurer or the secretary or any assistant  secretary,  certifying  the number of shares and the  series  and class of shares  owned by the  shareholders.  Any or all of the signatures on the  certificate may be facsimile.  In case any officer,  transfer agent, or registrar who has signed or whose facsimile  signature has been placed on a  certificate  shall have  ceased to be such  officer,  transfer  agent,  or registrar before such certificate is issued,  it may be issued by the Trust with the same effect as if such person were an officer,  transfer  agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance,  recordation  and transfer of its shares by  electronic or other means.

     Section 4. LOST CERTIFICATES.  Except as provided in this Section 4, no new certificates for shares shall be issued to replace an old certificate unless the latter is  surrendered  to the Trust and  cancelled at the same time.  The Board may, in case any share  certificate  or  certificate  for any other  security is lost, stolen, or destroyed,  authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification  of the  Trust  secured  by a bond or  other  adequate  security sufficient  to protect the Trust  against any claim that may be made against it, including  any expense or liability on account of the alleged  loss,  theft,  or destruction of the certificate or the issuance of the replacement certificate.

     Section 5.  REPRESENTATION  OF SHARES OF OTHER ENTITIES HELD BY TRUST.  The
chairperson  of the Board,  the  president  or any vice  president  or any other person  authorized  by  resolution  of the  Board  or by  any  of the  foregoing designated  officers,  is authorized to vote or represent on behalf of the Trust any and all shares of any  corporation,  partnership,  trust,  or other  entity, foreign or domestic,  standing in the name of the Trust.  The authority  granted may be  exercised  in  person or by a proxy  duly  executed  by such  designated person.

     Section 6.  TRANSFER OF SHARES.  Shares of the Trust shall be  transferable only on the record  books of the Trust by the  Person in whose name such  shares are registered, or by his or her duly authorized attorney or representative.  In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified,  shall be deposited and remain with the
Trust,  its transfer agent or other duly authorized  agent. In case of transfers by executors,  administrators,  guardians or other legal  representatives,  duly authenticated  evidence  of their  authority  shall be  presented  to the Trust, transfer  agent  or other  duly  authorized  agent,  and may be  required  to be deposited and remain with the Trust, its transfer agent or other duly authorized agent. No transfer shall be made unless and until the certificate  issued to the transferor, if any, shall be delivered to the Trust, its transfer agent or other duly authorized agent, properly endorsed.

     Section 7.  HOLDERS OF RECORD.  The Trust  shall be  entitled  to treat the holder of record of any share or shares of the Trust as the owner  thereof  and, accordingly,  shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Trust shall have express or other notice thereof.

     Section  8.  FISCAL  YEAR.  The  fiscal  year of the Trust and each  series thereof  shall end on the last day of June each  year.  The  fiscal  year of the
Trust or any series  thereof  may be  refixed  or  changed  from time to time by resolution of the Board.  The fiscal year of the Trust shall be the taxable year of each series of the Trust.

                                    ARTICLE X
                                   AMENDMENTS

     Section 1.  AMENDMENT.  These By-laws may be restated and/or amended at any time,  without the approval of the  shareholders,  by an  instrument  in writing signed by, or a resolution of, a majority of the then Board.